EXHIBIT 23.1

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form SB-2 of our report dated January 12, 2006 relating to the financial statements of Universal Communication Systems, Inc., which appear in its Annual Report on Form 10-KSB for the fiscal year ended September 30, 2005. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ REUBEN E. PRICE & CO. PUBLIC ACCOUNTANCY CORPORATION
Reuben E. Price & Co. Public Accountancy Corporation San Francisco, California August 9, 2006